UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2006
Stanley-Martin Communities, LLC
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-130488 (Commission File Number)	03-0410135 (I.R.S. Employer Identification No.)

11111 Sunset Hills Road, Suite 200 (Address of Principal Executive Offices)	20190 (Zip Code)
(703) 964-5000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.
      On October 5, 2006, the maturity date of our senior secured credit facility, which provides financing of up to $150.0 million, consisting of a revolving credit facility and includes borrowing capacity available to our subsidiary Neighborhoods Capital, LLC, and certain of its subsidiaries, for letters of credit, was extended by one year from December 1, 2008 until December 1, 2009. The senior secured credit facility is provided by a syndicate of banks, financial institutions and other entities led by Wachovia Bank, National Association, as agent for the lenders, lender and issuing lender, and Wachovia Capital Markets, LLC, as lead arranger. In consideration for the extension, an extension fee of 0.125% of the $150.0 million revolving credit commitment, or $187,500, was paid to the agent for the benefit of the lenders.
      A copy of the amendment will be filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY-MARTIN COMMUNITIES, LLC
Date: October 27, 2006	By:	/s/ Michael I. Roman
Michael I. Roman
Chief Financial Officer